CONSENT OF
FARBER & HASS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Impact Medical Systems Inc.

We hereby consent to the incorporation our audit report, dated March 25, 2005, relating to the financial statements of Impact Medical Solutions, Inc. as of December 31, 2004 and for the two years then ended, in the Registration Statement, filed on Form SB-2, Post Effective Amendment 1 of Brighton Investment Holding Co. Inc. filed with the Securities and Exchange Commission on April 29, 2005.

/s/ Farber & Hass, LLP
Camarillo, California
April 28, 2005